Exhibit 99.1
Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Announces Completion of
Credit Facility Amendment
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LOS ANGELES (December 27, 2023)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced the company has closed on an amendment to its unsecured revolving credit facility to refine certain definitions and adjust certain covenant calculations, with key changes including:

•Adjusting the provision allowing the company to temporarily extend its unsecured leverage and total leverage thresholds from 60% to 65% in connection with qualifying acquisitions (so called, “surge provision”);
•Refinement of definitions for assets such as reposition and development projects to improve their treatment under the total leverage and unsecured leverage covenant; and
•Expansion of the type of assets included in the unsecured leverage and unencumbered net operating income (NOI) covenants, including, but not limited to, the company’s studio services businesses.

The table below reflects the company’s compliance with its unsecured revolving credit facility covenants as of September 30, 2023 proforma for the amendment, but excluding the impact of recently announced asset sales, which the company anticipates would also be favorable to these metrics:

		9/30/2023
	Covenant	Actual Performance	Proforma
Unsecured revolving credit facility, term loans and private placement
Total liabilities to total asset value	≤ 60%	49.0%	45.9%
Unsecured indebtedness to unencumbered asset value	≤ 60%	57.7%	47.4%
Adjusted EBITDA to fixed charges	≥ 1.5x	2.1x	2.1x
Secured indebtedness to total asset value	≤ 45%	20.8%	19.5%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	2.4x	2.4x

In consideration for the enhancements afforded under the amendment, the aggregate commitments from the lenders under the unsecured revolving credit facility were reduced by $100 million, to $900 million of total commitments, with the maturity date remaining December 2026 (including extension options).

“Securing this amendment to our credit facility underscores our strong banking relationships and provides us with the flexibility to continue operating successfully in the current market environment and beyond,” said Harout Diramerian, Chief Financial Officer.

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and

Exhibit 99.1
Hudson Pacific Properties, Inc.
Press Release

niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com